UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

Amedica Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South
Salt Lake City, Utah 84119
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

Debt Assignment

As previously disclosed, on April 4, 2016, Amedica Corporation (the “Company”) entered into an Assignment and Second Amendment to Loan and Security Agreement (the “Assignment Agreement”) with Riverside Merchant Partners, LLC (“Riverside”, or “Holder”), Hercules Technology III, L.P. (“HT III”) and Hercules Capital, Inc. (“HC” and, together with HT III, “Hercules”), pursuant to which Hercules sold $1,000,000 of the principal amount outstanding under the Loan and Security Agreement, dated June 30, 2014, as amended (the “Term Loan”) to Riverside. In addition, pursuant to the terms of the Assignment Agreement, Riverside had the option to purchase an additional $2,000,000 of the principal amount outstanding under the Term Loan from Hercules. On April 18, 2016, Riverside exercised its option and purchased an additional $1,000,000 of the principal amount of the Term Loan and on April 27, 2016, Riverside further exercised its option and purchased an additional $1,000,000 of the principal amount of the Term Loan.

The foregoing description of the Assignment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Assignment Agreement, a form of which is filed as exhibit 10.1 to the Current Report on Form 8-K filed by the Company on April 5, 2016 and is incorporated herein by reference.

Exchange

As previously disclosed, on April 4, 2016, the Company entered into an exchange agreement (the “Exchange Agreement”) with Riverside, pursuant to which the Company agreed to exchange $1,000,000 of the principal amount outstanding under the Term Loan held by Riverside for a subordinated convertible promissory note in the principal amount of $1,000,000 (the “First Exchange Note”) and a warrant to purchase 100,000 shares of common stock of the Company (“Common Stock”) at a fixed exercise price of $1.62 per share (the “First Exchange Warrant”). In addition, pursuant to the terms and conditions of the Exchange Agreement, the Company and Riverside had the option to exchange an additional $2,000,000 of the principal amount of the Term Loan for an additional subordinated convertible promissory note in the principal amount of $2,000,000 and an additional warrant to purchase 100,000 shares of Common Stock. On April 18, 2016, the Company and Riverside exercised their option to exchange an additional $1,000,000 of the principal amount of the Term Loan for an additional subordinated convertible promissory note in the principal amount of $1,000,000 (the “Second Exchange Note”). Additionally, on April 27, 2016, the Company and Riverside exercised their option to exchange an additional $1,000,000 of the principal amount of the Term Loan for an additional subordinated convertible promissory note in the principal amount of $1,000,000 (the “Third Exchange Note”) and an additional warrant to purchase 100,000 shares of Common Stock at a fixed exercise price of $1.66 per share. Subsequent to the issuance of the Third Exchange Note, the aggregate amount outstanding under the Term Loan was approximately $11.6 million. The terms and conditions of the Second Exchange Note are substantially similar to those of the First Exchange Note.

Pursuant to the terms of the First Exchange Note, if the Volume-weighted average price of the Common Stock is less than the Conversion Price on any of the 20 trading days immediately following the issuance of the First Exchange Note (the “Measurement Period”), then the Company will issue an additional 150,000 shares (the “True-Up Shares”) of Common Stock to the Holder. Pursuant to the terms of the Third Exchange Note, the Company agreed to extend the Measurement Period to May 20, 2016 and the number of True-Up Shares was reduced to 140,000. Otherwise, the terms and conditions of the Third Exchange Note are substantially similar to those of the First Exchange Note.

Other than the exercise price, the terms and conditions of the Second Exchange Warrant are substantially similar to those of the First Exchange Warrant.

The foregoing description of the Exchange Agreement, First Exchange Note and First Exchange Warrant and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Exchange Agreement, First Exchange Note and First Exchange Warrant, a form of which is filed as exhibit 10.2, 10.3 and 4.1, respectively, to the Current Report on Form 8-K filed by the Company on April 5, 2016 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: April 28, 2016
	By:	/s/ Ty Lombardi
	Name:	Ty Lombardi
	Title:	Chief Financial Officer